SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on April 4, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES, INC. LOGO]                                       PRESS RELEASE


FOR IMMEDIATE RELEASE

Contacts:
James Haddox, CFO                Jim Barron                  Ken Dennard / kdennard@easterly.com
Reba Reid                        Jonathan Gasthalter         Lisa Elliott / lisae@easterly.com
Quanta Services, Inc.            Citigate Sard Verbinnen     Easterly Investor Relations
713-629-7600                     212-687-8080                713-529-6600


                  QUANTA STATEMENT ON AQUILA PRELIMINARY PROXY

HOUSTON - APRIL 3, 2002 - Quanta Services, Inc. (NYSE:PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, today issued the following statement commenting on Aquila Inc.'s (NYSE:ILA) preliminary proxy statement.

John R. Colson, chief executive officer of Quanta, said, "Aquila's preliminary proxy offers nothing new to Quanta's other stockholders. As to their suggestion that they would put the Company up for sale, they have actually been an impediment to this course of action in the past. As previously announced, Quanta's Board has authorized its financial advisors to help Quanta evaluate all potential options for enhancing stockholder value. We note that in Aquila's proxy, they admit that they intend to use Quanta's cash to achieve their own accounting goals."

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Important Information
Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the soliciting materials on Schedule 14A filed by Quanta with the SEC.

This press release contains various forward-looking statements and information, including management's expectations of the impact of new branding and marketing initiatives. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry, and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.

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